Exhibit 10.28

** Information marked as "[redacted**]" has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

AMENDMENT No. 2
TO SUPPLY AGREEMENT

THIS AMENDMENT No. 2 TO SUPPLY AGREEMENT (“Amendment No. 2”), dated as of June 30, 2012, is entered into by and between Stryker Corporation, a Michigan corporation, acting through its Instruments Division (“Stryker”) and Synergetics, Inc., a Missouri corporation (“Supplier”).

WHEREAS, Stryker and Supplier entered into that certain Supply Agreement (“Agreement”) dated March 31, 2010, and amended by that Amendment No. 1 dated November 28, 2011; and

WHEREAS, Stryker and Supplier now desire to further amend the terms and conditions of the Agreement as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Stryker and Supplier hereby agree as follows.

1.	Freight Terms. Article 2, Section 2.3.b of the Agreement is deleted in its entirety and replaced with the following:

“All Products shall be delivered F.O.B. Supplier’s finished goods warehouse.  Supplier shall, at Stryker’s cost, ship the Products to any location chosen by Stryker, utilizing carriers chosen by Stryker.  Title and risk of loss or damage to the Products shall pass to Stryker at the time Products are loaded on to the carrier specified by Stryker.”

2.	Payment Terms. Article 4, Section 4.4 of the Agreement is amended and modified to provide payment shall be due and paid net [redacted**] days following the receipt of invoice from Supplier. All other elements of this section remain unchanged.

3.	Pricing. Exhibit A to the Agreement (as set forth in Amendment No. 1) is deleted in its entirety and replaced with Exhibit A as attached hereto.

4.	Ratification. Except as set forth herein, all remaining terms and conditions of the Agreement shall remain in full force and effect. To the extent any terms or conditions in this Amendment No. 2 conflict with the Agreement, the terms and conditions of this Amendment No. 2 shall control.

5.	Miscellaneous. This Amendment No. 2 may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument. No agreement hereafter made shall be effected to change, modify, or discharge this Amendment No. 2, in whole or in part, unless such agreement is in writing and signed by or on behalf of the Party against whom the enforcement of the change, modification, or discharge is sought. This Amendment No. 2 shall be binding on the Parties hereto and their respective personal and legal representatives, successors, and permitted assigns. Each person whose signature appears below represents and warrants that he or she has the authority to bind the entity on whose behalf he or she has executed this Amendment No. 2.

** Information marked as "[redacted**]" has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

Amendment No. 2 to Supply Agmt
Stryker and Synergetics
June 30, 2012

IN WITNESS WHEREOF, the Parties have signed this Amendment No. 2 intending to be legally bound by its terms as of the date first stated above.

Stryker Corporation		Synergetics, Inc.

By:	/s/ Chad A. McVey	By:	/s/ Pamela G. Boone

Name:	Chad A. McVey	Name:	Pamela G. Boone

Date:	7/13/12	Date:	7/11/12

Amendment No. 2 to Supply Agmt
Stryker and Synergetics
June 30, 2012

Exhibit A

[Redacted** (2 pages)]

** Information marked as "[redacted**]" has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.